SERIES PROMISSORY NOTE

City of Reno

State of Nevada

November 17, 2022

For value received, Organipure, Inc., a Nevada Corporation, of the City of Reno, County of Washoe, State of Nevada, (hereinafter referred to as the “Maker”), promises to pay to the order of High Sierra Technologies, Inc., a Nevada Corporation, or its successors and assigns, at its principal office in the City of Reno, County of Washoe, State of Nevada, (hereinafter referred to as the “Payee”), the then outstanding principal sum of this Note together with any and all interest accrued thereon. The maximum principal balance of this Note shall not exceed the sum of Five Hundred Thousand Dollars and No Cents ($500,000.00). This Note, and any and all interest accrued thereon, shall be all due and payable on or before November 17, 2025 (the “Maturity Date”). The Note shall accrue interest based on the Short Term Applicable Federal Rate which, as of the date hereof and pursuant to Rev. Rul. 2022-20, is Four and Ten One Hundredths Percent (4.10%) based on a three hundred and sixty-five (365) day year. No payments of interest shall be required hereunder.

This Note is one of a series of notes, all of like tenor, except as to the amount, issued and to be issued by the Maker.

Records of all advancements on account of principal and interest of this Note that may be made by the Payee shall be indorsed on the pages attached to this Note.

Receipt of all payments on account of principal and interest of this Note that may be made by the Maker shall be indorsed on the pages attached to this Note.

At any time during the term of this Note, the Maker may, without penalty, prepay the unpaid principal balance of this Note, or any portion thereof, along with all interest accrued on the principal balance through and including the date of repayment in the event of a complete repayment of the principal balance. In the event of a partial repayment of the principal balance, interest shall then accrue based on the new principal balance. Maker may also make interest only payments at any time during the term of this Note.

The Maker hereby covenants and agrees that from the date hereof until the Maturity Date the maximum principal balance hereunder shall not exceed the sum of Five Hundred Thousand Dollars and No Cents ($500,000.00).

If any payment due under this Note is more than fifteen (15) days past due, Maker will pay a late charge of five percent (5%) of the amount of the payment.

On the happening of any of the following events, each of which will constitute an event of default under this Note, all indebtedness, obligations and liabilities of Maker to Payee shall become immediately due and payable at the option of Payee: (1) failure of Maker to pay any payment when due after the expiration of any applicable cure period; (2) failure of Maker to perform any agreement or obligation under this Note; (3) dissolution of Maker; (4) filing of any petition in bankruptcy by or against Maker; or (5) application for appointment of a receiver for, making of a general assignment for the benefit of creditors by, or insolvency of Maker. On occurrence of any such event of default and the expiration of any applicable cure period, or at any time thereafter, Payee shall have the remedies of an unsecured party under the laws of the State of Nevada.

Upon the occurrence of any event of default, and the expiration of the applicable cure period, that has not been expressly waived by Payee, all principal amounts then due shall bear interest at the default rate of interest, that being fifteen percent (15%) per annum, or the highest rate then allowed under the laws of the State of Nevada, until such time as the obligations hereunder have been satisfied. Payee may waive any event of default before or after the event of default has been declared without impairing his right to declare a subsequent event of default under this Note, this right being a continuing one.

Maker hereby expressly waives presentment, demand of payment, notice of nonpayment, protest and notice of protest of this Note, and all exemptions. If this Note is not paid when due, Maker hereby expressly agrees to pay all costs and expenses of collection, including reasonable attorney’s fees. Payee shall in no event be liable to any party for failure to collect this Note, in whole or in part.

It is the intention of Payee and Maker to comply strictly with any applicable usury laws; and, accordingly, in no event and upon no contingency shall the holder of this Note ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum effective contract rate which Payee may lawfully charge under applicable statutes and laws from time to time in effect; and in the event that the holder hereof ever receives, collects, or applies as interest any such excess, such amount which, but for this provision, would be excessive interest, shall be applied to the reduction of the principal amount of the indebtedness evidenced by this Note; and if the principal amount of the indebtedness evidenced by this Note, all lawful interest thereon and all lawful fees and charges in connection therewith, are paid in full, any remaining excess shall forthwith be paid to Maker, or other party lawfully entitled thereto. All interest paid or agreed to be paid by Maker shall, to the maximum extent permitted under applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law. Any provision hereof, or of any other agreement between the holder hereof and Maker, that operates to bind, obligate, or compel Maker to pay interest in excess of such maximum effective contract rate shall be construed to require the payment of the maximum rate only. The provisions of this paragraph shall be given precedence over any other provision contained in this Note or in any other agreement between the holder of this Note and Maker that is in conflict with the provisions of this paragraph.

This Note applies to, inures to the benefit of, and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns. The term Payee shall mean the owner and holder, including pledgees, of this Note, whether or not named as Payee herein. In this Note whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

       Regardless of the outcome of the matter or proceeding, Maker hereby expressly covenants and agrees that it shall pay all costs, fees and expenses (including, without limitation, attorney’s fees) incurred by the Payee in any way in connection with this Note, including without limitation, the enforcement of this Note, any insolvency, bankruptcy, reorganization, arrangement or other similar proceeding involving the Maker which in any way affects the Payee’s rights and remedies under this Note or any other agreement relating to this Note. Such costs, fees and expenses shall be paid by the Maker whether or not any suit or legal proceeding is actually commenced.

This Note shall be construed and enforced in accordance with the laws of the State of Nevada without regard to its conflicts of laws principles. The exclusive jurisdiction and venue to hear and determine any claim, dispute or other controversy, of any nature whatsoever, related to this Note shall be any state or federal court in the County of Washoe, State of Nevada having subject matter jurisdiction over the matters at issue.

This Note represents the entire agreement between the parties hereto related to the matters set forth herein and expressly replaces and supersedes any and all previous agreements, oral, or in writing, between the parties hereto related to the matters set forth herein. This Note may not be modified or amended except by an amendment, in writing, executed by all parties hereto.

Time is of the essence in this Note and each and every provision hereof.

MAKER HEREBY, AND PAYEE BY ITS ACCEPTANCE OF THIS NOTE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE AND THE DEED OF TRUST AND OTHER AGREEMENTS EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY, WHETHER IN CONNECTION WITH THE MAKING OF THE NOTE, COLLECTION OF THE NOTE OR OTHERWISE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR PAYEE AGREEING TO ACCEPT THIS NOTE.

If any term, condition or provision of this Note shall be deemed invalid or unenforceable by a court of competent jurisdiction, that term, condition or provision shall be deemed severed from this Note and the remainder of the terms, conditions and provisions of this Note shall remain valid, enforceable and in full force and effect to the fullest extent permitted by law.

In witness whereof, Maker has executed this Note to be effective as of the date set forth above.

Organipure, Inc., a Nevada Corporation

By: /s/ Vincent C. Lombardi

Vincent C. Lombardi, its President

The “Maker”

RECORD OF ADVANCES AND PAYMENTS

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